EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the attachment to and incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated February 29, 1996, included in Weatherford Enterra, Inc.'s Form 10-K for the year ended December 31, 1995 and our report dated February 23, 1996 included in Weatherford Enterra, Inc.'s Form 8-K/A dated February 27, 1996 and to all references to our firm included in this Amendment No. 1 to Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
May 13, 1996